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                                                                    EXHIBIT 23.1


DELOITTE                                               DELOITTE & TOUCHE LLP
                                                       411 E. Wisconsin Avenue
                                                       Milwaukee, WI 53202-4496
                                                       USA
                                                       Tel: +1 414 271 3000
                                                       www.deloitte.com


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of First Federal Capital Corp (the "Company") on Form S-8 of our report dated February 23, 2004 appearing in the Annual Report on Form 10-K/A Amendment No. 1 of the Company for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
July 20, 2004